Exhibit 10.27

FIRST AMENDMENT TO LEASE

❖           STATE OF TEXAS

❖      KNOW ALL MEN BY THESE PRESENTS

❖           COUNTY OF COLLIN

THIS FIRST AMENDMENT TO LEASE AGREEMENT is made and entered into by and between RMB Jupiter Office Park, Ltd., ("Landlord") and Bayou City Exploration, Inc.,("Tenant").

WITNESSETH

WHEREAS, on or about July 13, 2010, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") pertaining to approximately 1,024 square feet of space (the "Demised Premises") the Demised Premises being located at 303 S. Jupiter Road, Suite 200, Allen, Texas 75002 (the "Property");

WHEREAS, on or about January 15, 2011, Landlord and Tenant entered into an additional Lease Agreement (the "Lease") pertaining to a further 1,024 square feet of space (the " Additional Demised Premises") the Additional Demised Premises being located at 303 S. Jupiter Road, Suite 100, Allen, Texas 75002 (the "Property");

WHEREAS, Landlord and Tenant acknowledge that Tenant has been occupying the Demised Premises under Holding Over;

WHEREAS, the parties hereto desire to amend the Lease upon the terms and conditions set forth below; and

NOW THEREFORE, For Ten and no/100 dollars ($10.00) in hand paid to each and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.	The Lease Term is hereby extended to January 31, 2015.

2.
Effective November 1, 2011, Tenant will relocate from the Demised Premises and the Additional Demised Premises to 313 S. Jupiter Road, Suite 110, Allen, Texas 75002 ("New Leased Premises") as reflected in Exhibit A attached hereto and made a part hereof. The Demised Premises (previously the New Leased Premises) will then be defined as those approximate 2,041 square feet of space and more commonly known as 313 S. Jupiter Road, Suite 110, Allen, Texas 75002.

3.	Basic Rent shall be amended to $2,891.50 per month.

4.
Tenant accepts the Demised Premises as shown on Exhibit A attached hereto and made a part hereof in an "AS IS" condition except for the following work to be completed by Landlord using standard building materials:

•	Demolish walls and counters to create floor plan shown on Exhibit A
•	Re-carpet and re-paint the Demised Premises

5.	No later than October 31, 2011, Tenant will return 303 S. Jupiter Road, Suites 100 & 200 to Landlord in accordance with the terms of the Lease.

6.	Except as modified herein, the Lease remains in full force and effect.

Executed this 10th day of October 2011. RMB JUPITER OFFICE PARK, LTD. By: /s/ Bryan J. Lurie Bryan J. Lurie, President of General Partner

BAYOU CITY EXPLORATION, INC. By: /s/ Stephen Larkin NAME: Stephen Larkin TITLE: CFO

Exhibit A

Windows
Windows
Windows
Tel / Storage 5.5' x 8.5'
File / Storage 5.5.' x 12'
Office 9' x 9.5'
Office 10' x 13.5'
Exec Office 13.5' x 18'
Exit
HVAC closet
Coffee Bar
Entry
Windows
Windows
Windows
Windows

Jupiter Office Park
313 S. Jupiter Road
Allen, TX 75002

Suite 110
2,041 square feet

Initials

RMB INVESTMENTS, INC.

Daniel A. Greenberg
720 E.Park Blvd. Suite 210, Plano, TX 75074
972-398-3600 Fax: 972-398-8805 Cell: 214-536-2735

TENANT ACCEPTANCE LETTER

LEASE BETWEEN:

NAME:	RMB Jupiter Office Park, Ltd.
ADDRESS:	P.O. Box 794005
C1TY/ST:	Dallas, TX 75379
AND
TENANT:	Bayou City Exploration, Inc.
ADDRESS:	303 S. Jupiter Road, Suite 200
CITY/ST:	Allen, Texas 75002
LEASE DATED:	July 12, 2010

The undersigned, as Lessee, hereby confirms as of this date, the following:

1.	That it has accepted possession of the demised premises pursuant to the terms of the aforesaid Lease.

2.	That the improvements and space required to be furnished according to the aforesaid Lease have been completed in all respects and have been found to be satisfactory.

3.	That the Lessor has fulfilled all of its duties of an inducement nature in the Lease.

4.	That the aforesaid Lease has not been modified, altered or amended except as noted herein.

5.	That there are no offsets or credits against rentals, nor have rentals been paid more than thirty (30) days in advance.

6.	That said rental shall commence to accrue on the 15th day of July, 2010.

7.	That we have no notice or a prior assignment, hypothecation of pledge of rents or the Lease.

Bayou City Exploration, Inc. BY: Stephen C. Larkin NAME: Stephen C. Larkin TITLE: CFO DATE: 8/16/2010

LEASE PROVISIONS

THIS LEASE ("Lease") is made by and between LANDLORD and TENANT. In consideration of the mutual covenants and agreements herein set forth, and any other consideration, Landlord leases to Tenant and Tenant leases from Landlord the area generally outlined on the plan attached hereto as "Exhibit A" hereinafter referred to as the "Premises" which is part of the Building (hereinafter referred to as the "Building").

1. TERM. The Term of this Lease shall continue, unless sooner terminated as provided hereinafter.

2. BASIC RENT AND SECURITY DEPOSIT. Except as provided for in this Lease, Tenant will pay to Landlord without deduction or setoff, Basic Rent for each month of the Lease Term. "Rent" means Basic Rent plus all other amounts payable by Tenant under this Lease. One monthly installment of Basic Rent shall be due and payable on the date of execution of this Lease for the first month's rent. The Security Deposit shall be held by Landlord, without interest, as security for Tenant's performance under this Lease, and not as an advance payment of rent or a measure of Landlord's damages. Upon an Event of Default (defined below) or any damage to the Building or Premises caused by Tenant, its employees or invitees, Landlord may, without prejudice to any other remedy, use the Security Deposit to cure such Event of Default or repair any damage. Following any application of the Security Deposit, Tenant shall, on demand, restore the Security Deposit to its original amount. If Tenant is not in default hereunder, any remaining balance of the Security Deposit shall be returned to Tenant upon termination of this Lease. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the Security Deposit. Rent is due, and must be received by Landlord, by the first day of every month, at address specified by Landlord.

3. LANDLORD'S OBLIGATIONS.
a)	Landlord will furnish to Tenant at Landlord's expense:
(1)	water at those points of supply provided for the general use of the tenants of the Building;

(2)
heated and refrigerated air conditioning in season, at such times as Landlord determines, and at such temperatures and in such amounts as reasonably considered necessary by Landlord; service on Sundays, Saturdays, and holidays are optional on the part of the Landlord;

(3)	passenger elevators for ingress to and egress from the Premises, in common with other tenants; and

(4)	electric lighting for public areas and special service areas of the Building to the extent deemed by the Landlord to be reasonable

b)
Landlord shall furnish electrical current required for normal office use of the Premises. Tenant shall pay Landlord's cost for any such excess use of electricity within ten (10) days after being invoiced therefor. If Landlord's cost of electricity per kilowatt hour ("kwh") for the Premises' electricity increases by thirty percent (30%) or more from the Commencement Date of this Lease, Landlord may pass through such increase above the thirty percent (30%) threshold to Tenant on a pro-rata basis. Tenant agrees to pay such charge immediately upon receipt of written notice thereof. Such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged at the Commencement Date.

c)
Failure to furnish, stoppage, or interruption of these services resulting from any cause shall not render Landlord liable in any respect for damages to either person, property or business, or be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from performance of its obligations. Should any equipment furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly. Landlord shall not be obligated to furnish these services if Tenant is in default under this Lease.

4. IMPROVEMENTS. Landlord shall, at its expense, install improvements described in Special Provisions above and as therein provided. All other improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications and by contractors approved in writing, by Landlord.

5. RELOCATION. With reasonable notice, Landlord may relocate Tenant to space the same size or larger, and the Basic Rent shall remain the same regardless of the size of the new space. Landlord may also relocate or renovate common areas in its sole discretion, without any obligation to Tenant.

6. USE OF PREMISES. Tenant will use the Premises for office purposes only. Tenant shall not: permit more than five (5) persons per 1,000 square feet to occupy the premises at any time; use or occupy the Building for any purpose which is unlawful or dangerous; permit the maintenance of any nuisance, disturb the quiet enjoyment for all of the Building, emit offensive odors or conditions into other portions of the Building; sell, purchase, or give away, or permit the sale, purchase or gift of food in the Building, or use any apparatus which might create undue noise or vibrations. Tenant shall not permit anything to be done which would increase any insurance rates on the Building or its contents and if there is any increase then Tenant agrees to pay such increase promptly upon demand therefor by Landlord; however, any such payment shall not waive Tenant's duty to comply with this Lease. Landlord and any agent thereof does not represent or warrant that the Premises or Building conforms to applicable restrictions ordinances, requirements, or other matters that may relate to Tenant's intended use, or with respect to the presence in or near the Premises or Building of hazardous substances, biological matter (including, but not limited to mold, mildew and fungi) or materials which are categorized as hazardous or toxic. Tenant must satisfy itself that the Premises may be used as Tenant intends by independently investigating all matters related to its intended use.

7. TENANT'S OBLIGATIONS. Tenant will not damage the Building and will pay the cost of repairing any damage done to the Building by Tenant or Tenant's agents, employees, or invitees. Tenant shall take good care of the Premises and keep them free of waste and nuisance. Tenant must immediately notify Landlord in writing of any water leaks, mold, electrical problems, malfunctioning lights, broken or missing locks, or any other condition that might pose a hazard to property health, or safety. Tenant will keep the Premises and all fixtures in good condition and repair, including, but not limited to electrical, lighting and plumbing systems. If Tenant fails to make necessary repairs within fifteen (15) days after notice from Landlord, Landlord may, at its option, make such repairs and Tenant shall, upon demand, pay Landlord the cost thereof. At the end of the Term, Tenant shall deliver to Landlord the Premises and all improvements in good repair and condition, and all keys to the Premises in Tenant's possession. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without prior written consent of Landlord. At the end of the Term, Tenant shall, if Landlord requires, remove all alterations, physical additions or improvements as directed by Landlord and restore the Premises to substantially the same condition as on the Commencement Date. All of Tenant's fixtures, and any personal property not removed from the Premises at the end of the Term, shall be presumed to have been abandoned by Tenant and shall be become the property of the Landlord.

8. INDEMNITY. Landlord shall not be liable for and Tenant will defend, indemnify and hold harmless Landlord from all fines, suits, claims, demands, losses and actions, including attorney's fees, for any injury to persons or damage to or loss of property on or about the Premises or in or about the Building caused by the Tenant, its employees, invitees, licensees, or by an other person entering the Premises or the Building under express or implied invitation of the Tenant, or arising out of Tenant's use of Premises. This waiver and indemnity obligation shall survive the termination or expiration of the Lease.

9. MORTGAGES. Tenant accepts this Lease subordinate to any deeds of trust, mortgages or other security interests which might now or hereafter constitute a lien upon the Building or the Premises, and shall attorn to the lender thereunder, with such attornment to be effective upon lender's acquisition of the Building. Furthermore, such lender, as successor landlord, shall not be liable for any act omission or obligation of any prior landlord and lender shall have the option to reject such attomment. Tenant shall, immediately upon request, execute such documents, including estoppel letters, as may be required for the purposes of subordinating or verifying this Lease.

10. ASSIGNMENT; SUBLEASING. Tenant shall not assign this Lease by operation of law or otherwise (including without limitation by transfer of stock, merger, or dissolution), mortgage or pledge the same, or sublet the Premises or any part thereof, without prior written consent of Landlord, which Landlord may grant or deny in its sole discretion. Landlord's consent to an assignment or subletting shall not release Tenant from any obligation hereunder, and Landlord's consent shall be required for any subsequent assignment or subletting. If Tenant desires to assign or sublet the Premises, it shall so notify Landlord at least sixty (60) days in advance, and shall provide Landlord with a copy of the proposed assignment or sublease and any additional information requested to allow Landlord to make informed judgments as to the proposed transferee. After receipt of notice, Landlord may elect to: (i) Cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or (ii) Consent to the proposed assignment or sublease; and if the Rent and other consideration payable in respect thereof exceeds the Rent payable hereunder, Tenant shall pay to Landlord such excess within ten (10) days following receipt thereof by Tenant; or (iii) Withhold its consent, which shall be deemed to be elected unless Landlord gives Tenant written notice otherwise.

11. EMINENT DOMAIN. If the Premises are taken or condemned in whole or in part for public purposes or are sold under threat of condemnation, Landlord may terminate this Lease. Landlord shall be entitled to receive the entire award of any condemnation or the proceeds of any sale in lieu thereof.

12. ACCESS. Landlord and its agents may, at any time enter the Premises to: inspect, supply janitorial or other services; show the Premises to prospective lenders, purchasers, or tenants; alter, improve, or repair the Premises or the Building (including erecting scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable). Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by Landlord's entry into the Premises in accordance with this Section 12. Landlord shall at all times have a key to the Premises. Landlord may use any means which it deems proper to open any door in an emergency without liability therefore.

13. CASUALTY. If the Building should be totally destroyed by casualty or if the Premises or the Building be so damaged that Landlord determines that repairs cannot be completed within one hundred twenty (120) days after the date of such damage, Landlord may terminate this Lease. Landlord shall not be required to rebuild, repair, or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Tenant in the Premises. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Premises shall be for the sole benefit of the party carrying such insurance.

14. WAIVER OF SUBROGATION. Tenant waives every claim that arises or may arise in its favor against the Landlord or any other tenant of the Building during the Term, for any injury to or death of any person or any loss of or damage to any of Tenant's property located within or upon or constituting a part of the Premises, to the extent such injury, death, loss or damage is or could be covered by any insurance policies, whether or not such loss or damage is recoverable thereunder. This waiver shall be in addition to, and not in limitation of, any other waiver or release contained in this Lease. Tenant shall give to each insurance company, which has issued to it any insurance policy covering the Premises or Tenant's operations, written notice of this waiver and have its insurance policies endorsed, if necessary, to prevent their invalidation by reason of this waiver. This waiver obligation shall survive the termination or expiration of the Lease.

15. HOLDING OVER. If Tenant fails to vacate at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled, Tenant shall pay, in addition to the other Rent, a daily Basic Rent, payable in full in advance each month, equal to the greater of: (a) twice the Basic Rent payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

16. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property or fixtures placed by Tenant in the Premises. If any such taxes are assessed against Landlord or Landlord's property, Landlord may pay the same, and Tenant shall upon demand, reimburse Landlord therefor. Any claim arising against Tenant by Landlord under this provision shall be assessed interest at fifteen percent (15%) per year until satisfied.

17. LANDLORDS LIEN. In addition to any statutory Landlord's lien, Tenant grants to Landlord a security interest to secure payment of all Rent and performance of all Tenant's other obligations hereunder, in all equipment, furniture, fixtures, improvements and other personal property located in or on the Premises, and all proceeds therefrom. Such property shall not be removed from the Premises without Landlord's written consent until all Rent due and all Tenant's other obligations have been performed. In addition to any other remedies upon an Event of Default, Landlord may exercise the rights afforded a secured party under the Uniform Commercial Code Secured Transactions for the state in which the Building is located. Tenant grants to Landlord a power of attorney to execute and file financing statements and continuation statements necessary to perfect Landlord's security interest, which power is coupled with an interest and shall be irrevocable during the Term. Any property left in the Premises at the time of a default, or termination of the Lease for whatever reason, shall be deemed abandoned, and after thirty (30) days from default or termination, the Landlord and its representative may dispose of it by any means they deem appropriate without notice to Tenant.

18. MECHANIC'S LIENS. Tenant shall not permit any mechanic's or other liens to be filed against the Premises or the Building for any work performed, materials furnished or obligation incurred by at the request of Tenant. Tenant shall within ten (10) days following the imposition of any such lien, cause it to be released of record by payment or posting of a proper bond, failing which Landlord may cause it to be released, and Tenant shall immediately reimburse Landlord of all costs incurred in connection therewith. The Tenant's obligations under this section shall survive any termination of or default under the Lease.

19. EVENTS OF DEFAULT. Any of the following shall constitute an event of default ("Event of Default") hereunder:

a)	Any failure by Tenant to pay the Rent when due. Landlord shall not be required to provide Tenant with notice of failure to pay Rent.
b)
Any failure by Tenant to observe and perform any provision of this Lease, other than the payment of Rent, that continues for five (5) days after notice to Tenant; however, an Event of Default shall occur hereunder without any obligation of Landlord to give notice if Landlord has given Tenant notice under this Section 19.(b) on at least one occasion during the twelve (12) month interval preceding such failure by Tenant.

c)
Tenant or any guarantor of Tenant's obligations hereunder: (1) being unable to meet its obligations as they become due, or being declared insolvent according to any law, (2) having its property assigned for the benefit of its creditors, (3) having a receiver or trustee appointed for itself or its property, (4) having its interest under this Lease levied on under legal process (5) having any petition filed or other action taken to reorganize or modify its debts or obligations, or (6) having any petition filed or other action taken to reorganize or modify its capital structure if either Tenant or such guarantor is a corporation or other entity.

d)	The abandonment of the Premises by Tenant (which shall be conclusively presumed if Tenant is absent from the Premises for ten (10) consecutive days and is late on any payment due Landlord).

20. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions.
a)
Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy, enter and take possession of the Premises or any part thereof by changing the door locks or by any other means necessary in Landlord's sole judgment without being liable for prosecution or any claim for damages. If this Lease is terminated hereunder, Tenant shall pay to Landlord: (1) all Rent accrued through the date of termination, (2) all amounts due under Section 21, and (3) an amount equal to: (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the interest rate on one-year Treasury bills as published on the nearest the date this lease is terminated by the Wall Street Journal, Southwest Edition, minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

b)
Terminate Tenant's right to possession of the Premises without terminating this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof by changing the door locks or by any other means necessary in Landlord's sole judgment without being liable for prosecution or any claim for damages. If Tenant's right to possession of the Premises is so terminated, Tenant shall pay to Landlord: (1) all Rent to the date of termination of possession, (2) all amounts due from time to time under Section 21, and (3) all Rent required hereunder to be paid by Tenant during the remainder of the Term, minus any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole discretion, may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premise ; however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations be diminished because of Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to any excess obtained by reletting over the Rent due hereunder. Reentry by Landlord shall not affect Tenant's obligations for the unexpired Term, rather Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 20.(b). If Landlord elects to proceed under this Section 20.(b), it may at any time elect to terminate this Lease under Section 20.(a).

c)	Change the door locks and deny Tenant access to the Premises until such Event of Default is cured.
d)
Enter the Premises without being liable for prosecution or any claim for damages and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in so doing. Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

e)	Tenant expressly waives notice as to the disposal of any property in the Premises as of default, lockout or termination, which has not claimed or redeemed within thirty (30) days.

21.  PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees) in (a) obtaining possession of the Premises, (b) removing and storing Tenant's or any other occupants' property, (c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, costs of tenant finish work, and all other costs incidental to such reletting), (e) performing Tenant's obligations which Tenant failed to perform, and (f) enforcing, or advising Landlord of its rights, remedies, and recourses arising out of the Event of Default. After any default in payment by Tenant (i.e. late payment, a returned check or reversed credit card charge), the Landlord may require that Tenant make future payments by certified check, cashier's check, or money order, for so long as the Landlord may reasonably require.

22. LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. Landlord's reservation of rights under this Lease such as to enter upon or maintain the Premises, shall not be deemed to create any duty on the part of Landlord to exercise any such right. Landlord expressly advises Tenant that Landlord's intention is that Tenant shall have full responsibility for, and shall assume all risk to, persons and property while in, on or about the Premises.

23.  SURRENDER OF PREMISES. Upon termination of this Lease, Tenant will surrender the Suite to Landlord in accordance with Section 7 above and in the same condition in which the Suite existed at the Commencement Date, excepting only ordinary wear and tear. No act of Landlord or its agents during the Term shall be deemed as acceptable of surrender of the Premises. No agreement to accept surrender of the Premises shall be valid unless the same is in writing and signed by the Landlord.

24.  ATTORNEYS FEES. If Landlord employs an attorney to interpret, enforce or defend any of its rights or remedies hereunder, Tenant shall pay Landlord's reasonable attorney's fees incurred in such dispute.

25.  FORCE MAJEURE. Whenever a period of time is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the Landlord.

26.  GOVERNMENTAL REGULATIONS. Tenant will comply with all laws, ordinances, orders, rules and regulations of all governmental agencies having jurisdiction over the Premises with reference to the use, construction, condition or occupancy of the Premises. Tenant agrees that any cabling installed by or for its use during its occupancy shall meet the requirements of all applicable national and local fire and safety codes.

27.  APPLICABLE LAW. This Lease shall be governed by and construed pursuant to the laws of the state in which the Building is located.

28.  SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

29.  SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

30.  NAME. Tenant Shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

31.  NOTICES. Any notice or document required to be delivered hereunder shall be deemed to be delivered whether or not actually received, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at their respective addresses set forth above, or when sent by facsimile transmission to the respective numbers set forth above, or delivered to Tenant's place of business in the Building, and when sent or delivered by Landlord or his representative, including its Management company for the Building.

32.  DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the sections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. Captions contained herein are for the convenience of reference only and in no way limit or enlarge the terms or conditions of this Lease.

33.  AUTHORITY. If Tenant executes this Lease as a corporation or other entity, each of the persons executing this Lease on behalf of Tenant personally covenants and warrants that Tenant is duly authorized and validly existing, that Tenant is qualified to do business in the state in which the Building is located, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so.

34.  LIQUIDATED DAMAGES. If the Premises are not ready for occupancy by the Commencement Date, unless delayed by Tenant for any reason, the Basic Rent shall not commence until the Premises are ready for occupancy by Tenant. Such allowance for Basic Rent shall be in full settlement for any claim which Tenant might otherwise have by reason of the Premises not being ready for occupancy.

35.  INTEGRATED AGREEMENT. This Lease contains the entire agreement of the parties with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

36.  LATE FEE. If Rent is not received by Landlord on or before the fifth (5) day of any month, Tenant shall pay immediately upon written notice from Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due. Failure by Tenant to make immediate payment of the delinquent Rent plus on the late fee shall constitute an Event of Default. This provision, expressly, does not relieve the Tenant's obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

37.  INTEREST ON SUMS EXPENDED BY LANDLORD. All sums paid and all expenses incurred by Landlord in performing Tenant's duties hereunder or curing Events of Default shall accrue interest at the rate of fifteen percent (15%) per annum from the date of payment of such amount by Landlord. In no event, however, shall the charges permitted under this Section 37 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest

38.  INSURANCE. Tenant will indemnify and hold harmless Landlord from and against any loss, theft, damage or liability relating to any Event of Default or any willful negligent act on the part of Tenant, its agents, employees, or invitees, or persons permitted on the Premises by Tenant or by Landlord in accordance with Section 12. Tenant agrees to maintain, at Tenant's sole cost and expense, insurance policies covering Tenant's aforesaid indemnity with respect to Tenant's use and occupancy of the Premises, as well as coverage for theft and damage. Such policies shall be issued in the name of Tenant and Landlord as their interest may appear, or shall contain an "additional insured" endorsement in favor of Landlord, and with limits of liability of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence for bodily injury and TWO HUNDRED THOUSAND DOLLARS ($200,000.00) per occurrence for property damage. Duplicate originals of such policies and endorsements shall be delivered to Landlord within thirty (30) days from the execution date hereof. This indemnity and waiver obligation shall survive the termination or expiration of the Lease.

39.  RENTAL ADJUSTMENT. If the Term exceeds one (1) year, one (1) year after the commencement of this Lease and each one (1) year anniversary thereafter, the Basic Rent shall be increased in accordance with the cost of living changes in the "Consumer Price Index" for all Urban Consumers — U.S. City Average as published by the Bureau of Labor Statistics, United States Department of Labor, ("BLS Consumer Price Index"). The BLS Consumer Price Index figure for the month and year in which this Lease commences is the "base" figure in the computation of adjustment of Basic Rent. At the beginning of each one (1) year period as provided herein, the BLS Consumer Price Index for the then-current month shall be determined and the rent commencing with the start of each such one (1) year period shall be adjusted by increasing the Basic Rent proportionately, as the said BLS Consumer Price Index for the month has increased as compared with the base BLS Consumer Price Index provided above. If the BLS Consumer Price Index decreases, Basic Rent shall not decrease.

40.  RULES. Tenant shall abide by attached Building Rules and Regulations, which may be reasonably changed amended, at any time, by Landlord to promote a safe, orderly and professional Building environment.

41.   PARKING. Tenant and all Tenants' employees shall comply with all municipal, subdivisional or other restrictive covenants imposed on Landlord. Vehicles shall be towed at owner's expense for any of the following violations: (a) parking in any area other than as specifically designated by Landlord; or (b) lack of a properly displayed parking permit, if issued by Landlord; or (c) parking across stripes marking the parking spaces. Landlord, at its sole discretion, may designate the specific space or area in which vehicles shall be parked and may change the same from time to time. Landlord may make, modify, or enforce rules and regulations relating to the parking of vehicles, and Tenant hereby agrees to obey such rules and regulations. Tenant shall only use a prorata share of parking spaces as designated by Landlord. In the event the Building does not possess parking, Landlord shall not be responsible for providing parking.

BUILDING RULES AND REGULATIONS

1.       No sign, picture, advertisement, name or notice shall be inscribed, displayed or affixed on or to any part of the inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove such item at the expense of Tenant. All approved signs or lettering on doors and the building directory shall be printed, painted, affixed or inscribed at the expense of Tenant by person approved by Landlord. Tenant shall not place anything near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not, without written consent of Landlord, cover or otherwise sunscreen any window.

2.       Landlord shall approve in writing, prior to installation, any attachment of any object affixed to walls, ceilings, or doors other than pictures and similar items.

3.       The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

4.       The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building. Tenant shall not prop open the entry doors to Building or Premises.

5.       No additional locks or bolts of any kind shall be placed upon any doors or windows of the Premises or the Building by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof without the prior written consent of the Landlord. Tenant must, upon the termination of its tenancy, return to Landlord all keys to the Premises. If Tenant fails to return any such key, Tenant shall pay to Landlord the cost of changing the locks to the Premises if Landlord deems it necessary to change such locks.

6.       The toilet rooms, urinals, wash bowls and other apparatus in the Premises or Building shall not be used for any purpose other than that of which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense on any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

7.       Tenant shall not overload the floor of the Premises, mark on, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of and as the Landlord may direct.

8.       No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building and any damage caused by moving or maintaining such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls, of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

9.       Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises or other damage caused by Landlord's janitorial service or any other person. Janitorial service will not include the cleaning of carpets and rugs, other than vacuuming. If the Premises requires more than building standard janitorial service, such excess service shall be at Tenant's cost.

10.     No Tenant shall place anything in the hallways of the Building. No trash shall be placed in the common area.

11.     Tenant shall only be permitted use as general office space. No tenant shall occupy or permit any portion of the Premises to be occupied for lodging or sleeping or for any illegal purposes or permit any pet within the Premises or Building.

12.     Tenant shall not use or keep in the Premises or the Building any combustible fluid or material, including the use of space heaters, and shall not permit any open flame, including candles, incense, etc.

13.     Landlord will direct electricians as to where and how telephone wiring shall be located. No boring or cutting for wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

14.     No Tenant shall lay linoleum or other similar floor covering so that same shall be fixed to the floor of the Premises in any way except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from violation of this rule shall be borne by the tenant by whom, or by whose agents, employees, or invitees, the damage shall have been caused.

15.     Tenant shall provide and use chair pads and carpet protectors at all desk and furniture locations.

16.     No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

17.       On Saturdays, Sundays and legal holidays and on any other days between the hours of 6:00 p.m. and 6:30 a.m., Landlord reserves the right to keep all doors to the Building locked, and access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is an employee of the Building or is properly identified as a tenant of the Building. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors for the safety of the tenants and protection of property in the Building.

18.     Access to the Building and parking may be controlled by the use of electronic card key or by other method deemed necessary by Landlord. Tenant shall be issued card keys or other ingress/egress devices and a deposit for each card or device shall be paid upon issuance of the cards. In the event that Tenant shall damage or lose the card key(s) or device(s), then Tenant's deposit for such card or device will be forfeited, and Tenant will be required to pay another equal deposit.

19.     If Landlord or any other tenant complains about smoke fumes or odors caused by smoking in a tenant's Premises, smoking shall be prohibited in such Premises from and after the date of such complaint. Smoking is prohibited in the common areas of the Building at all times. Smoking is not permitted in the building at all, including tenant spaces, if prohibited by local law or ordinance.

20.     Landlord reserves the right to require payment, in advance, for certain services not required of Landlord under this Lease. Such charges include, but not limited to processing "bounced" checks, changing locks, reviewing and signing lien waivers, lease assignments, providing after hours HVAC rates, etc. and are subject to change at anytime without notice.

21.     In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease. Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a description of damages and charges. Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant's forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

22.     Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease. Such charges include, but are not limited to, processing "bounced" checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc. A list of charges can be obtained from the Landlord's representative. The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

23.     Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.